Results of Shareholder Meeting (Unaudited)

At the special meeting of shareholders of MFS Growth Opportunities Fund, which was held on October 19, 2001, the following actions were taken:

Item 1. Trustees of the Trust were elected as follows:


Nominee                              Number of Shares    For Withhold Authority
Jeffrey L. Shames                     71,388,283.290          1,844,126.192
John W. Ballen                        71,404,059.994          1,828,349.488
Lawrence H. Cohn, M.D.                71,387,475.538          1,844,933.944
The Hon. Sir J. David Gibbons, KBE    71,350,319.548          1,882,089.934
William R. Gutow                      71,397,830.904          1,834,578.578
J. Atwood Ives                        71,402,326.114          1,830,083.368
Abby M. O'Neill                       71,365,480.836          1,866,928.646
Lawrence T. Perera                    71,387,907.664          1,844,501.818
William J. Poorvu                     71,399,736.623          1,832,672.859
Arnold D. Scott                       71,398,306.794          1,834,102.688
J. Dale Sherratt                      71,400,635.451          1,831,774.031
Elaine R. Smith                       71,412,330.814          1,820,078.668
Ward Smith                            71,378,769.822          1,853,639.660

Item 2. The authorization of the Trustees to adopt an Amended and Restated Declaration of Trust.

                        Number of Shares

For                      60,489,033.020
Against                   1,917,620.209
Abstain                   2,067,275.253
Broker Non-votes          8,758,481.000

Item 3. The amendment or removal of certain fundamental investment policies.

                        Number of Shares

For                      60,106,616.397
Against                   2,134,883.667
Abstain                   2,232,428.418
Broker Non-votes          8,758,481.000

Item 4. The approval of a new investment advisory agreement with Massachusetts Financial Services Company.

                        Number of Shares

For                      69,585,592.439
Against                   1,533,013.778
Abstain                   2,113,803.265

Item 5. The ratification of the election of Deloitte & Touche LLP as the independent public accountants to be employed by the Trust for the fiscal year ending December 31, 2001.

                        Number of Shares

For                      70,882,765.247
Against                     635,678.886
Abstain                   1,713,965.349